As filed with the Securities and Exchange Commission on July 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	14-1462255
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Soluna Holdings, Inc. Third Amended and Restated 2021 Stock Incentive Plan

Soluna Holdings, Inc. Amended and Restated 2023 Stock Incentive Plan

(Full title of the plan)

John Belizaire

Chief Executive Officer

Soluna Holdings, Inc.

325 Washington Ave Extension

Albany, New York 12205

(Name and address of agent for service)

(516) 216-9257

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven E. Siesser, Esq.

Daniel L. Forman, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 204-8688

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by Soluna Holdings, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the Soluna Holdings, Inc. Third Amended and Restated 2021 Stock Incentive Plan, as amended (f/k/a Mechanical Technology, Incorporated 2021 Stock Incentive Plan) (the “2021 Plan”), and the Soluna Holdings, Inc. Amended and Restated 2023 Stock Incentive Plan, as amended (the “2023 Plan”). Subject to certain adjustments, beginning on January 1, 2025, and continuing through June 30, 2027, the maximum number of shares of Common Stock available for issuance under the 2021 Plan represents 22.75% of the number of shares of Common Stock outstanding on the first trading day of each quarter (the “2021 Limitation of Grant Provision”) and, beginning on July 1, 2023, the maximum number of shares of Common Stock available for issuance under the 2023 Plan represents 23.75% of the number of shares of Common Stock outstanding on the first trading day of each quarter (the “2023 Limitation of Grant Provision”). This Registration Statement registers (i) 11,000,000 additional shares of Common Stock available for issuance under the 2021 Plan pursuant to the 2021 Limitation of Grant Provision, based upon the total number of shares of Common Stock outstanding on July 1, 2026, and (ii) 11,000,000 additional shares of Common Stock available for issuance under the 2023 Plan pursuant to the 2023 Limitation of Grant Provision, based upon the total number of shares of Common Stock outstanding on July 1, 2026.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the (i) 99,367 shares of Common Stock, as adjusted for the 1-for-25 reverse stock split effective as of October 16, 2023, registered for issuance under the 2021 Plan, pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-260614) filed on October 29, 2021, (ii) 978,155 shares of Common Stock registered for issuance under the 2021 Plan and 1,312,356 shares of Common Stock registered for issuance under the 2023 Plan, pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-277067) filed on February 14, 2024, (iii) 2,606,077 shares of Common Stock registered for issuance under the 2021 Plan and 2,583,592 shares of Common Stock registered for issuance under the 2023 Plan, pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-287691) filed on May 30, 2025, (iv) 1,489,460 shares of Common Stock registered for issuance under the 2021 Plan and 1,554,930 shares of Common Stock registered for issuance under the 2023 Plan, pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-289806) filed on August 22, 2025, (v) 10,248,187 shares of Common Stock registered for issuance under the 2021 Plan and 10,698,657 shares of Common Stock registered for issuance under the 2023 Plan, pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-291703) filed on November 21, 2025 and (vi) 10,758,807 shares of Common Stock registered for issuance under the 2021 Plan and 11,231,722 shares of Common Stock registered for issuance under the 2023 Plan, pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-294922) filed on April 8, 2026. The information contained in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-260614, 333-277067, 333-287691, 333-289806, 333-291703 and 333-294922) are hereby incorporated by reference pursuant to General Instruction E. Any items in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-260614, 333-277067, 333-287691, 333-289806, 333-291703 and 333-294922) not expressly changed hereby shall be as set forth in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-260614, 333-277067, 333-287691, 333-289806, 333-291703 and 333-294922).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 2025, filed with the Commission on March 30, 2026;

(b)	The Company’s current reports on Form 8-K filed with the Commission on January 20, 2026, March 31, 2026, April 3, 2026, April 15, 2026, April 17, 2026, May 1, 2026, May 20, 2026, June 9, 2026, and June 25, 2026, and the Company’s current report on Form 8-K/A filed with the Commission on June 17, 2026 (other than any portions thereof deemed furnished and not filed);

(c)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on July 21, 2025; and

(d)	The description of Common Stock contained in the Company’s Registration Statement on Form 8-A12B, as filed with the Commission on March 22, 2021 pursuant to Section 12(b) of the Exchange Act, as updated by the Description of Securities set forth on Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on March 30, 2026, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Articles of Incorporation of Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated (incorporated by reference from Exhibit 3.1 of the Company’s Form 10-K Report for the year ended December 31, 2020 (the “2020 Form 10-K”)).

4.2	Certificate of Amendment filed with the Secretary of State of Nevada dated June 9, 2021 (incorporated by reference from Exhibit 3.1 of the Company’s Form 8-K Report filed June 15, 2021).

4.3	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on November 2, 2021 (incorporated by reference from Exhibit 3.1 of the Company’s Form 8-K Report filed November 4, 2021).

4.4	Bylaws of Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, (incorporated by reference from Exhibit 3.2 of the 2020 Form 10-K).

4.5	Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock filed with the Secretary of State of the State of Nevada on August 18, 2021 (Incorporated by reference to the Company’s Form 8-A, filed with the SEC on August 19, 2021).

4.6	Certificate of Amendment to Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock, filed with the Secretary of State of the State of Nevada on December 22, 2021 (Incorporated by reference to the Company’s Form 8-K Report filed with the SEC on December 29, 2021).

4.7	Certificate of Amendment to Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock, filed with the Secretary of State of the State of Nevada on April 21, 2022 (Incorporated by reference to the Company’s Form 8-K Report filed with the SEC on April 27, 2022).

4.8	Certificate of Change dated October 11, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K Report filed October 17, 2023)

4.9	Certificate of Amendment, dated November 7, 2025, to the Articles of Incorporation of Soluna Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K Report filed November 10, 2025).

4.10	Soluna Holdings, Inc. Third Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2023)

4.11	Amendment to the Soluna Holdings, Inc. Third Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to the definitive proxy statement filed with the SEC on April 29, 2024)

4.12	Amendment to the Soluna Holdings, Inc. Third Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to the definitive proxy statement filed with the SEC on October 28, 2024)

4.13	Amended and Restated 2023 Stock Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement filed on May 30, 2023)

4.14	Amendment to the Soluna Holdings, Inc. Amended and Restated 2023 Stock Incentive Plan (incorporated by reference to the definitive proxy statement filed with the SEC on April 29, 2024)

5.1*	Legal Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1*	Consent of UHY LLP, independent registered public accounting firm.

23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on July 28, 2026.

Soluna Holdings, Inc.

By:	/s/ John Belizaire
John Belizaire
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Soluna Holdings, Inc., a Nevada corporation, do hereby constitute and appoint each of John Belizaire and Michael Picchi as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Person	Capacity	Date

/s/ John Belizaire	Chief Executive Officer, Director	July 28, 2026
John Belizaire	(Principal Executive Officer)

/s/ Michael Picchi	Chief Financial Officer	July 28, 2026
Michael Picchi	(Principal Financial Officer)

/s/ Jessica L. Thomas	Chief Accounting Officer	July 28, 2026
Jessica L. Thomas	(Principal Accounting Officer)

/s/ Michael Toporek	Executive Chairman	July 28, 2026
Michael Toporek

/s/ David C. Michaels	Director	July 28, 2026
David C. Michaels

/s/ Agnieszka Budzyn	Director	July 28, 2026
Agnieszka Budzyn
/s/Edward R. Hirshfield	Director	July 28, 2026
Edward R. Hirshfield

/s/ Matthew E. Lipman	Director	July 28, 2026
Matthew E. Lipman

/s/ Thomas J. Marusak	Director	July 28, 2026
Thomas J. Marusak

/s/ William Hazelip	Director	July 28, 2026
William Hazelip

/s/ William Phelan	Director	July 28, 2026
William Phelan

/s/ John Bottomley	Director	July 28, 2026
John Bottomley